Exhibit 99.1

Near Intelligence Announces First Quarter 2023 Financial Results

Q1 2023 revenue of $15.5 million, up 10% year-over-year and slightly above the guidance range

PASADENA, Calif., – May 15, 2023 – Near Intelligence, Inc. (Nasdaq: NIR) (“Near,” “we,” “our,” “us” or the “Company”), a global leader in privacy-led data intelligence on people, places and products, today announced financial results for the first quarter ended March 31, 2023.

“In the first quarter of 2023, we executed well on our go-to-market strategy, adding new logos across the geographies we serve and expanding our offerings within many of our existing customers. As expected, year-over-year revenue growth was 10%, slightly above the guidance range, and we believe it will accelerate throughout the year,” said Anil Mathews, CEO of Near. “I believe that Near is well-positioned to continue to deliver products that our customers rely on to provide insights that help them make better decisions. Looking to the future, we believe our high-quality data, coupled with generative AI, will allow our customers to get the maximum value out of data without sacrificing privacy.”

First Quarter 2023 Financial Highlights

●	Revenue: Total revenue for the first quarter of 2023 was $15.5 million, up 10% from total revenue of $14.1 million in the first quarter of 2022.

●	Gross Profit: GAAP gross profit for the first quarter of 2023 was $10.4 million, and GAAP gross margin for the first quarter of 2023 was 67%.

●	Operating Expenses: GAAP operating expenses for the first quarter of 2023 were $32.7 million.

●	Operating Income/(Loss): GAAP operating loss for the first quarter of 2023 was $22.3 million.

●	Net loss: GAAP net loss for the first quarter of 2023 was $19.2 million.

●	Adjusted EBITDA: Adjusted EBITDA[1] was $(7.0) million in the first quarter of 2023.

●	Net Revenue Retention: Net Revenue Retention for the first quarter of 2023 was 110%.[1] was $(7.0) million in the first quarter of 2023.

Recent Business Highlights

●	Expanded its multi-year relationship with Yahoo! Australia. Since 2020, its relationship with Yahoo! Australia has expanded into additional geographies that Yahoo! serves. Near’s solutions serve as a measurement tool for Yahoo APAC properties, helping the customer to demonstrate increased value across its online properties.

●	Completed its business combination (the “Business Combination”) with KludeIn I Acquisition Corp. on March 23, 2023, and its common stock and warrants began trading on Nasdaq under NIR and NIRWW, respectively, on March 24, 2023.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information concerning non-GAAP financial measures.

Financial Outlook

Near is providing guidance for its second quarter and full year 2023 as follows:

●	Second Quarter 2023 Guidance: Total revenue is expected to be in the range of $17.5 million to $18.0 million. Adjusted EBITDA is expected to be approximately $(5.5) million.

●	Full Year 2023 Guidance: Total revenue is projected to be approximately $81.0 million, or approximately 35% year-over-year growth. Adjusted EBITDA is expected to be approximately $(14.0) million.

Quarterly Conference Call

Near will host a conference call today, May 15, 2023, to review its first quarter 2023 financial results and to discuss its financial outlook. The call is scheduled to begin at 5:00 p.m. ET. Investors are invited to join the webcast by visiting investors.near.com. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About Near

Near, a global, full-stack data intelligence software-as-a-service (“SaaS”) platform curates one of the world’s largest sources of intelligence on people, places, and products. The Near platform’s patented technology processes data from an estimated 1.6 billion unique user IDs and 70 million points of interest in more than 44 countries. Near’s data and insights empower marketing and operations teams to understand consumers’ online and offline behaviors, affinities, and attributes in order to engage them and grow their businesses. With a presence in Los Angeles, Paris, Bangalore, Singapore, Sydney, and Tokyo, Near serves scaled enterprises in retail, real estate, restaurant/QSR, travel/tourism, telecom, and financial services. For more information, please visit https://near.com.

Additional information about Near is available at investors.near.com. The Company plans to routinely post important information on that site.

Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present adjusted EBITDA, which is a non-GAAP financial measure, in this press release and on the related teleconference call. We use adjusted EBITDA internally in analyzing our financial results and believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. Management believes the non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, the non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. We believe that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Adjusted EBITDA is defined as net loss, plus depreciation and amortization, stock-based compensation expense for restricted stock units, interest expense, changes in fair value of warrant liabilities, other expenses (income), provision for income taxes, and certain one-time expenses related to the Business Combination.

We have not reconciled the forward-looking adjusted EBITDA ranges discussed above and on the teleconference call to net income (loss), because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, provision for income taxes and other items. Accordingly, a reconciliation of the forward-looking adjusted EBITDA ranges to net income (loss) is not available at this time without unreasonable effort.

Key Performance Metric – Net Revenue Retention

The key performance measure that management uses to help it evaluate the health of our business, identify trends affecting its growth, formulate goals and objectives and make strategic decisions is Net Revenue Retention (“NRR”). NRR is a metric that measures recurring revenue generated from existing customers over a set period of time and is used to monitor the sustainability of revenue growth. NRR calculates the percentage of revenue retained from existing customers over the specified period of time, including upgrades, downgrades, cross selling, and cancellations by such customers. Because NRR only looks at an existing cohort of customers over a period of time and not new customer sales, management believes it is a true reflection of aggregated revenue growth and the core key performance measure we use to measure usage and engagement across our platform. NRR is increased by account expansion and lowered by account downgrades and churn. We calculate NRR by dividing the last twelve months of subscription revenue from the relevant reporting period by the revenue from that same customer group a year earlier. NRR of greater than 100% means aggregated revenue from the existing customer base is expanding, while NRR of less than 100% shows revenue from that customer base is lowering.

We continually strive to drive higher NRR by focusing on customer needs during the sales process and dedicating customer service resources to engage the customer and ensure the platform is fulfilling their existing needs, while looking for ways in which to expand their usage going forward.

Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, and liquidity; trends, opportunities and risks affecting our business, industry and financial results; the expected benefits of use of our solutions; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solutions; market acceptance of our solutions; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; acquisitions; and our expectations or beliefs concerning future events. In addition, the words “anticipates,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to generate sufficient revenue to achieve and sustain profitability; (ii) the impact of existing events of default under our financing arrangements, which could have a material adverse effect on our financial condition, results of operations and prospects; (iii) our ability to attract new customers or retain existing customers; (iv) our reliance on a limited number of customers for a significant portion of our revenue; (v) we may be unable to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations on favorable terms; (vi) substantial regulation and the potential for unfavorable changes to, or our failure to comply with, these regulations, which could substantially harm our business and operating results; (vii) the level of demand for and market utilization of our solutions and products; (viii) developments and projections relating to our competitors and industry; (ix) our management team’s limited experience managing a public company; (x) the possibility that we need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses; (xi) our dependency upon third-party service providers for certain technologies; (xii) our ability to maintain the listing of our common stock or public warrants on Nasdaq; (xiii) the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations; and (xiv) the other risks and uncertainties identified in our SEC filings. These forward-looking statements are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact:

Marc P. Griffin

ICR, Inc for Near

IR@near.com

Media Contact:
Kat Harwood
PR@near.com

Near Intelligence, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data and share count)

	As of March 31, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	15,885	16,600
Restricted cash	40,644	44,398
Accounts receivable, net of allowance for credit losses of $3,377, and $3,418 as of March 31, 2023 and December 31, 2022, respectively	25,234	26,011
Prepaid expenses and other current assets	3,376	4,963
Total current assets	85,139	91,973

Property and equipment, net	3,700	4,659
Operating lease right-of-use assets	3,848	4,038
Goodwill	62,073	61,995
Intangible assets, net	9,085	10,689
Other assets	2,969	2,882
Total assets	166,815	176,236

Liabilities, redeemable convertible preferred shares and stockholders' deficit

Current liabilities:
Current portion of long-term borrowings	5,197	2,783
Accounts payable	26,015	9,992
Accrued expenses and other current liabilities	23,153	20,004
Current portion of operating lease liabilities	1,004	937
Total current liabilities	55,369	33,716

Convertible debentures	4,027	-
Long-term borrowings, less current portion	86,050	85,564
Long-term operating lease liabilities	3,069	3,299
Derivative liabilities	11,705	16,766
Other liabilities	432	731
Total liabilities	160,652	140,076

Redeemable convertible preferred shares
Redeemable convertible preferred shares, no par value, 307,298,151, and 307,298,151 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; redemption amount of $253,045,305, and $253,045,305 as of March 31, 2022 and December 31, 2021, respectively	-	207,417
	-	-
Stockholders’ equity (deficit)
Common stock, par value $0.0001; 300,000,000 and 20,746,276 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 46,383,143 and 8,296,074 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5	0
Additional paid-in-capital	267,356	70,901
Accumulated deficit	(259,945)	(240,787)
Accumulated other comprehensive loss	(1,252)	(1,371)
Total stockholders’ equity (deficit)	6,163	(171,258)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	166,815	176,236

Near Intelligence, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data and share count)

	Three Months Ended March 31,
	2023	2022

Revenue	15,508	14,059
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,144	4,278
Product and technology	8,303	4,900
Sales and marketing	5,162	4,692
General and administrative	16,515	3,005
Depreciation and amortization	2,722	2,379
Total costs and expenses	37,846	19,255
Operating loss	(22,338)	(5,197)
Interest expense, net	3,999	749
Changes in fair value of derivative liabilities	(7,304)	(1,700)
Other expense (income), net	5	(499)
Loss before income tax expense	(19,038)	(3,746)
Income tax expense	121	62
Net loss attributable to Near Intelligence, Inc. and common stockholders	(19,158)	(3,808)

Net loss attributable to common stockholders, basic and diluted	(19,158)	(3,808)
Net loss per share attributable to common stockholders, basic and diluted	(1.20)	(0.49)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	16,004,795	7,747,665

Near Intelligence, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the three months ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities :
Net loss	(19,158)	(3,808)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,722	2,379
Share based compensation	5,839	47
Changes in fair value of Derivative liabilities	(7,304)	(1,700)
Allowance for credit losses on trade receivables and write off	36	75
Amortization of debt discount due to warrants	688	257
Other	(146)	(354)
Changes in operating assets and liabilities:
Accounts receivable	844	(2,564)
Prepaid expenses and other current assets	(828)	(633)
Operating lease right-of-use assets	226	143
Other assets	(87)	150
Accounts payable	4,964	(1,760)
Accrued expenses and other current liabilities	3,473	3,725
Operating lease liabilities	(201)	(136)
Other liabilities	(301)	(10)
Net cash used in operating activities	(9,233)	(4,189)

Cash flows from investing activities :
Additions to property and equipment	(157)	(74)
Proceeds from sale of marketable securities	-	259
Proceeds from sale of short term investments	-	1,067
Cash acquired in Business Combination, net of transaction costs paid	205	-
Advance to related party	1,778	-
Net cash provided by investing activities	1,826	1,252

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	5,219	-
Proceeds from exercise of share options	-	3
Repayment of short term borrowing from related party	(2,073)	-
Repayments of debt	(234)	(1,606)
Net cash (used in) provided by financing activities	3,117	(1,603)

Effect of exchange rates on cash, cash equivalents and restricted cash	26	(132)
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,469)	(4,673)
Cash and cash equivalents and restricted cash at beginning of period	60,998	8,950
Cash, cash equivalents and restricted cash at the end of the period	56,529	4,277

Near Intelligence, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands, except per share amounts)

	For the three months ended March 31,
	2023	2022
Net loss to adjusted EBITDA
Net loss	(19,158)	(3,807)
Stock-based compensation expense related to restricted stock units	5,839	47
One-time expenses	6,802	114
Depreciation and amortization	2,722	2,379
Interest expense	3,999	749
Changes in fair value of warrant liabilities	(7,304)	(1,700)
Other expenses (income)	5	(499)
Provision for income taxes	121	62
Adjusted EBITDA	$(6,975)	$(2,655)